EX-99.a.1.i

EXHIBIT A

Series of the Trust

UBS Global Securities Relationship Fund

UBS Emerging Markets Equity Relationship Fund

UBS Global (ex-U.S.) All Cap Growth Relationship Fund

UBS Global Equity Relationship Fund

UBS International Equity Relationship Fund

UBS Small-Cap Equity Relationship Fund

UBS U.S. Equity Alpha Relationship Fund

UBS U.S. Large Cap Equity Relationship Fund

UBS U.S. Large Cap Growth Equity Relationship Fund

UBS U.S. Large-Cap Value Equity Relationship Fund

UBS Cash Management Prime Relationship Fund

UBS Core Bond Relationship Fund

UBS Core Plus Bond Relationship Fund

UBS Credit Bond Relationship Fund

UBS Emerging Markets Debt Relationship Fund

UBS Enhanced Yield Relationship Fund

UBS Global (ex-US) Bond Relationship Fund

UBS Global Corporate Bond Relationship Fund

UBS High Yield Relationship Fund

UBS Opportunistic Emerging Markets Debt Relationship Fund

UBS Opportunistic High Yield Relationship Fund

UBS Opportunistic Loan Relationship Fund

UBS Short Duration Relationship Fund

UBS U.S. Securitized Mortgage Relationship Fund

UBS U.S. Treasury Inflation Protected Securities Relationship Fund

March 3, 2011

A-1